Exhibit 10.3

[****] = Certain confidential information contained in this document has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

AMENDMENT NO. 1 TO LICENSE AND COMMERCIALIZATION AGREEMENT
AND COMMERCIAL SUPPLY AGREEMENT

THIS AMENDMENT NO. 1 TO LICENSE AND COMMERCIALIZATION AGREEMENT AND COMMERCIAL SUPPLY AGREEMENT (the “Amendment”) is effective as of the 1st day of January, 2019 (the “Amendment Effective Date”) by and between VIVUS, INC., a Delaware corporation with its principal place of business at 900 E. Hamilton Avenue, Suite 550, Campbell, CA 95008, United States (“VIVUS”), and BERLIN-CHEMIE AG, a German public limited company having a place of business at Glienicker Weg 125 – 127, 12489 Berlin, Germany (“Menarini”). VIVUS and Menarini are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

The Parties have entered into (a) that certain License and Commercialization Agreement, having an execution date of July 5, 2013 (the “License Agreement”) and (b) that certain Commercial Supply Agreement, having an effective date of July 5, 2013 (the “Supply Agreement”).

The Parties now desire to amend the License Agreement and Supply Agreement as set forth below.

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Amendment, the Parties agree as follows:

1.

The countries of Australia and New Zealand shall be excluded from the definition of Menarini Territory (the “Excluded Territories”). For the avoidance of doubt, this amendment to the License Agreement also changes the definition of “Purchaser Territory” in the Supply Agreement and any and all references to the Excluded Territories shall be deleted accordingly.

2.	Section 4.3(e) of the License Agreement is hereby deleted in its entirety and replaced by the following:

(e)Other Development. As between the Parties, except for the responsibilities assigned to Menarini pursuant and Sections 4.1, 4.2(b), 4.3(b), and 4.9 or as agreed by the Parties below, VIVUS shall have the sole right to conduct any further Development work (including clinical trials) on the Product, at its sole discretion but with the aim of preserving the Product profile and the commercial viability of the Product in the Menarini Territory. VIVUS shall be responsible for all of its costs in connection with any further Development activities that it conducts, unless otherwise mutually agreed by the Parties. Notwithstanding the above, the Parties hereby agree that an oral dispersible formulation of the Product (the “ODF”) may be developed for sale and use by Menarini in the Menarini Territory, by VIVUS in the VIVUS Territory, and by Menarini or its Affiliates or sublicensees (the “Menarini Group”) in the countries that the Menarini Group has the right to Commercialize the Product. The Parties further agree that: (i) Menarini shall lead and direct the ODF Development, with assistance from VIVUS as reasonably requested by Menarini from time to time; (ii) the ODF shall be a Joint Invention; (iii) Menarini shall be responsible for all of the costs in connection with the ODF

Development subject to the royalty reduction set forth in Section 7.5(d); and (iv) VIVUS, with reasonable and necessary support by Menarini, shall be solely responsible for obtaining Regulatory Approval of the ODF for sale and use in the VIVUS Territory. Notwithstanding the above and for the sake of clarity, the Parties agree that Menarini shall have the right but not the obligation to perform such ODF Development and Menarini shall be entitled to suspend and/or stop such ODF Development at any time and for whatsoever reason. In such case, Menarini shall promptly inform VIVUS in writing of its decision to suspend or stop the ODF Development and VIVUS shall not be entitled to receive any fee or other payment, compensation, indemnity, damages for loss of profit, expenses or the like as a consequence of Menarini’s decision; provided that Menarini shall be solely responsible for any third party costs incurred by VIVUS at Menarini’s request as part of the ODF Development, including orders of API or Product.

3.Section 4.6(a) of the License Agreement is hereby deleted in its entirety and replaced by the following:

(a)Product Launch. Subject to Section 4.6(b), Menarini shall (i) commence a Product Launch in each Major Country in the Menarini Territory no later than [****] after grant of the Product Marketing Authorization by the European Commission; (ii) use [****] to commence a Product Launch in each of the other European Union countries in the Menarini Territory that are not a Major Country within [****] after grant of the Product Marketing Authorization by the European Commission; and (iii) commence a Product Launch in each other non-European Union country in the Menarini Territory as agreed separately by the Parties in writing; provided that Menarini shall have a period of [****] from the date of this Amendment to commence a Product Launch in Montenegro, Macedonia and Kosovo, and should Menarini fail to commence the Product Launch within such period in such countries VIVUS shall be entitled to terminate the Agreement on a country by country basis; provided, however that Menarini accepts and acknowledges that MTPC has the right as set forth in Section 6.1 of the MTPC Agreement to request a reversion of the license on a country by country basis in such countries for the failure to commence a Product Launch within [****] from the earliest first sale in the United States or Major European Country (France, Germany, Italy, Spain and United Kingdom). For the sake of clarity, it is agreed between the Parties that the Product Launch shall be fulfilled as of the first placing on the market of any form, formulation, dosage strength, or packaging configuration of the Product by Menarini in accordance with the definition of Product Launch set forth in Section 1.54.

4.Section 4.8(a) of the License Agreement is hereby deleted in its entirety and replaced by the following:

(a)Menarini shall be responsible, at its sole expense, for preparing and producing the Promotional Materials. VIVUS will review and approve English translations of the Promotional Materials developed by at the central level (excluding local translation and adaptation of such Promotional Materials) within and no later than [****] from the receipt of the Promotional Materials from Menarini. In the absence of comments or approval within the [****] period by VIVUS, Menarini’s central level proposal for Promotional Material in question shall be considered accepted and approved by VIVUS. VIVUS shall not refuse approval of Promotional Material unreasonably; provided that Menarini acknowledges that VIVUS is obligated to obtain approval from MTPC of all Promotional Materials. In any event, Menarini shall ensure that all Promotional Materials used by it, its Affiliates, and its sublicensees are consistent with applicable Regulatory Approval(s) in the Menarini Territory and otherwise comply with Applicable Law. To the extent that VIVUS disagrees with Promotional messages or tactics proposed by Menarini for Product in the Menarini Territory, it may raise such issues with Menarini for discussion and resolution, with escalation to the JSC, if necessary.

5.	Section 4.8(d) of the License Agreement shall be added as follows:

(d)To the extent permitted by Applicable Law and is customary for such materials in the United Kingdom, Italy, France, Germany, Spain, Austria, Switzerland, Sweden, Finland, Denmark, Norway, Iceland, the Netherlands and to the extent feasible depending upon the status of the relevant MAA, all Promotional Materials shall include the following statement: “Licensed by Vivus Inc. and Mitsubishi Tanabe Pharma Corporation”. Menarini shall provide VIVUS with copies of the above mentioned materials as soon as reasonably practicable after such Promotional Materials are first used. For the sake of clarity, such statement shall not be applicable to any and all Promotional Materials already produced by Menarini; provided, that Menarini will use Commercially Reasonable Efforts to have MTPC’s name removed from any Promotional Materials at an appropriate time (e.g., reprinting and label amendment) in all countries in the Menarini Territory other than those noted above.

6.	Section 5.1(b) of the License Agreement is hereby deleted in its entirety and replaced by the following:

(b)Other Approvals. Menarini shall be the legal and beneficial owner of all Other Approvals. Regulatory Materials relating to the Other Approvals shall be filed by, and in the name of, Menarini, or by Menarini’s designee reasonably acceptable to VIVUS, unless otherwise mutually agreed in writing by the Parties.

7.	Section 7.2 of the License Agreement is hereby deleted in its entirety and replaced by the following:

7.2 Regulatory Milestone Payment. Menarini shall make each of the payments indicated below to VIVUS within [****] after the achievement of the corresponding milestone event.

Milestone Event Approval of MAA by European Commission	Payment €[****]

Approval by European Commission (or other Regulatory Authority in the Menarini Territory) of a Time of Onset Claim for Product in the Menarini Territory, whether as part of the initial approval of an MAA, through approval of a Label Expansion Filing, or otherwise*

€[****]
Product Launch in Italy	€[****]
Product Launch in Spain	€[****]
Product Launch in Germany	€[****]
Product Launch in France	€[****]
Product Launch in the United Kingdom	€[****]

*For the avoidance of doubt, this second milestone would be in addition to the first milestone, since the first milestone applies regardless of whether the Label Expansion Filing is filed or approved. The Parties shall work together to include the Time of Onset Claim in the SmPC. VIVUS shall have [****] from approval of the MAA by the European Commission to seek modification of the SmPC in one or more Label Expansion Filings; provided, however, that such deadline shall automatically be extended to [****] after approval of the MAA by the European Commission if modification of the SmPC is delayed as a result of the action or inaction of Menarini.

Each milestone payment in this Section 7.2 shall be paid only once. The maximum total amount of payment to VIVUS pursuant to this Section 7.2 shall be €[****]. Each such payment shall be made in Euros by wire transfer of immediately available funds into an account designated by VIVUS. Except as set forth in Section 7.5(c), each such payment is nonrefundable and noncreditable against any other payments due hereunder.

8.Section 7.4 of the License Agreement is hereby deleted and replaced in its entirety by the following:

7.4 Sales Milestone Payments. Menarini shall make each of the sales milestone payments indicated below to VIVUS when aggregate Net Sales of Product in any calendar year in the Menarini Territory reach the specified vales.

Aggregate Net Sales in a Calendar Year	Payment
€[****]	€[****]
€[****]	€[****]
€[****]	€[****]

It is expressly agreed between the Parties that the Net Sales made by Menarini in the Excluded Territories shall not be taken into consideration in the calculation of such Aggregate Net Sales. Each sales milestone payment in this Section 7.4 shall be paid only once. The maximum total amount of payment to VIVUS pursuant to this Section 7.4 shall be €[****]. Menarini shall notify and pay to VIVUS the amounts set forth in this Section

7.4 together with the delivery of the quarterly report pursuant to Section 7.8 for the calendar quarter in which the applicable event was achieved. For clarity, in the event more than one (1) of the aggregate Net Sales thresholds in achieved in a calendar year, Menarini shall owe each of the corresponding payments. Each such payment shall be made in Euros by wire transfer of immediately available funds into an account designated by VIVUS. Each such payment is nonrefundable and noncreditable against any other payments due hereunder.

9.Section 7.5 of the License Agreement is hereby deleted and replaced in its entirety by the following:

7.5Royalty to VIVUS.

(a)

During the Royalty Term, on a calendar quarter basis, Menarini shall pay to VIVUS a royalty equal to [****] percent ([****]%) of Net Sales of Products (excluding ODF Products which are addressed in Section 7.5(c) below) in the Menarini Territory; provided, however, that until the Royalty Pre-Payment has been fully credited pursuant to Section 7.5(b), such royalty percentage shall be [****] percent ([****]%).

(b)

Menarini may credit the Royalty Pre-Payment against royalties owed under Section 7.5(a) (but not any payments owed under Sections 7.5(c) or 7.6). The Royalty Pre-Payment shall be creditable against €[****] of royalty owed under Section 7.5(a) (but not any payments owed under Sections 7.5(c) or 7.6).

(c)

During the Royalty Term, on a calendar quarter basis, Menarini shall pay to VIVUS a royalty equal to [****] percent ([****]%) of Net Sales of ODF Products; provided, however, that such royalty shall be reduced to [****] percent ([****]%) of the first $[****] of Net Sales of ODF Products in the Menarini Territory (the “ODF Reduced Royalty”) until such time that the aggregate ODF Reduced Royalty paid to VIVUS exceeds the lesser of (i) [****] percent ([****]%) of the reasonable and necessary Third Party costs and expenses incurred in the ODF Development or (ii) €[****] (the “ODF Reduced Royalty Cap”); provided further, however, that the Parties agree to implement a similar royalty reduction on royalties payable to VIVUS under Section 7.5(a) to the extent VIVUS, or its sublicensee, obtains Regulatory Approval of the ODF Product in the VIVUS Territory and the ODF Reduced Royalty Cap has yet to be achieved. The Parties further agree that, as of January 1, 2021, the ODF Reduced Royalty shall be adjusted to apply on a calendar year basis and equal [****] percent ([****]%) of the first $[****] of Net Sales of ODF Products in the Menarini Territory; provided further, however, that the Parties agree to implement a similar royalty reduction on royalties payable to VIVUS under Section 7.5(a) to the extent VIVUS, or its sublicensee, obtains Regulatory Approval of the ODF Product in the VIVUS Territory and the ODF Reduced Royalty Cap has yet to be achieved. To the extent the ODF Reduced Royalty Cap has yet to be achieved as of the end of the Royalty Term and VIVUS, or its sublicensee, is commercializing the ODF Product in the VIVUS Territory at that time, VIVUS agrees to [****]. For the sake of clarity, Menarini acknowledges and agrees that (i) the ODF Reduced Royalty Cap shall be achieved one time only regardless of which royalty it is applied against and (ii) the ODF Reduced Royalty shall not in any circumstance apply to royalties owed under Section 7.6.
10.	Section 8.5 of the License Agreement is hereby deleted and replaced in its entirety by the following:

8.5 Patent Marking. Menarini shall, and require its Affiliates and sublicensees, to mark Products sold by it hereunder with appropriate patent numbers or indicia to the extent required by Applicable Law and/or customary within each country of the Menarini Territory here Product is sold.

11.	For the sake of clarity, the Parties agree that the “Effective Date” of the License Agreement occurred on July 5, 2013.
12.	The Parties to discuss in good faith the possible transfer of the Avanafil Global Safety Database from VIVUS to Menarini.
13.	A definition of “API” is hereby added to the Supply Agreement as follows: “API” means the Product’s active pharmaceutical ingredient.
14.	The definition of “Minimum Purchase Obligation” and Exhibit C thereto of the Supply Agreement are hereby deleted and replaced in their entirety by the following:

“Minimum Purchase Obligation” means the greater of (a) such quantities of Product or API, subject to Section 2.4, described in Exhibit C and (b) [****] percent ([****]%) of Purchaser’s, or Purchaser’s designee’s, worldwide requirements of Product or API, subject to Section 2.4.

EXHIBIT C

Minimum Purchase Obligations

Calendar Year	Minimum Purchase Obligation
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]

[****]	[****]
[****]	[****]
[****]	[****]

Notwithstanding the above, the Parties agree that Menarini shall be entitled to sell the finished Product manufactured by Menarini at its Von Heyden manufacturing facility from API supplied by VIVUS to Menarini for purposes of process validation; provided that the quantities of API supplied by VIVUS to Menarini for such process validation shall not be credited against Menarini’s Minimum Purchase Obligations (the “Tablet Validation Product”). Furthermore, the Parties agree that Menarini shall be entitled to sell the finished Product manufactured with the API manufactured by Menarini at its Lusochimica manufacturing facility; provided that the quantities of API manufactured by Menarini for such process validation shall not be credited against Menarini’s Minimum Purchase Obligations (the “API Validation Product”). Menarini further agrees (i) to pay royalties pursuant to Article 7 on any Product sold pursuant to this paragraph and (ii) that the Tablet Validation Products and API Validation Products are not to exceed [****] batches in total of each dosage with an estimated total yield of [****] tablets, [****] tablets, and [****] tablets.

15.Section 2.4 of the Supply Agreement is hereby deleted and replaced in its entirety by the following:

2.4 Minimum Purchase Requirements. Purchaser shall be required to either (a) purchase no less than the [****] from VIVUS in accordance with the terms of this Agreement or (b) [****]; provided, however, that Purchaser may fulfill its obligations under subsection (a) above by electing [****] (the “API Purchase Option”). Menarini shall reimburse VIVUS, in cash, for any payment or penalty that VIVUS may incur from the New Third Party Manufacturer and/or any other relevant Third Party manufacturer as a result of Purchaser’s failure to purchase the Minimum Purchase Obligation or Purchaser’s decision to exercise the API Purchase Option; provided that such payment or penalty shall be reasonably documented and justified by VIVUS as to the amount of such payment or penalty. VIVUS acknowledges and agrees that to the extent Menarini or VIVUS’ other sublicensees have purchased a minimum of [****] final blend batches of bulk Product in any calendar year that Purchaser shall not be obligated to reimburse VIVUS any amounts relating to Purchaser’s election to fulfill its Minimum Purchase Obligation under subsection (a) above for the same calendar year through the purchase of API rather than bulk Product. The Parties agree that with respect to the API purchased by Menarini pursuant to the API Purchase Option: (a) such API shall be stored at a facility owned and operated by the New Third Party Manufacturer and/or any other relevant Third Party manufacturer according to good manufacturing practices and (b) the ownership and risk of loss shall pass to Menarini as of the date of the invoice from VIVUS for such API Purchase Option; such invoice shall be issued not earlier than the end of each Calendar Year.

16.A Section 2.12 shall be inserted into the Supply Agreement as follows: 2.12 Manufacturing Yield.

(a) The Parties agree that the annual target yield of the manufacturing process for the Product (the “Product Target Yield”) shall be no lower than [****] percent ([****]%). In the event that the actual annual yield (the “Actual Yield”) falls below the Product Target Yield, then VIVUS shall [****]; provided that in no event shall the VIVUS markup be reduced below [****] percent ([****]%). For example, if the Actual Yield in calendar year 2018 totals [****] percent ([****]%), then the VIVUS markup of [****] percent ([****]%) would be reduced for calendar year 2019 to [****] percent ([****]%). For purposes of this Amendment, the Parties acknowledge and agree that Actual Yield is calculated as follows: (annual mean amount of API in the useable yield in bulk tablets / (annual mean amount of dispensed API to the API+mannitol milling step). At the time of this Amendment, the [****] percent ([****]%) Actual Yield was calculated as follows: (mean [****] API in bulk tablet lots / [****] API dispensed to the milling step) x 100 = [****]%. The Parties further acknowledge and agree that this calculation represents the percentage of Actual Yield in tablets vs. the total amount of API input into each batch of bulk tablets and its calculated theoretical tablet yield.

(b) During the [****] period following the Amendment Effective Date, VIVUS agrees to perform optimization studies as mutually agreed upon with the New Third Party Manufacturer with the goal of reducing the overage of API added at the milling steps in order to increase the Actual Yield. At the end of this [****] period, any process changes would be evaluated by VIVUS and the New Third Party Manufacturer and implemented, if feasible, based on the regulatory and GMP requirements identified for such change. If such attempts to reduce the overage are unsuccessful, VIVUS will not be penalized beyond the reduction of the markup as set forth above.

17.Section 3.1 of the Supply Agreement is hereby deleted and replaced in its entirety by the following:

3.1 Prices for Product and API. Purchaser shall pay to VIVUS the Price for the units of Product or quantity of API supplied to Purchaser pursuant to this Agreement. Purchaser shall be solely responsible for determining the price at which it will sell the Product. The Parties acknowledge and agree that the current costs for Product and API from VIVUS’ current New Third Party Manufacturer, which shall be used to calculate Manufacturing Cost, are as follows:

(a)API:

(i)for [****] batches or [****] or less, €[****] per [****];

(ii) for [****] batches to [****] batches or [****], €[****] per [****]; and

(iii) for [****] batches or more or [****], €[****] per [****].

(b)Products:

(i) for [****] to [****] batches, per 1,000 tablets: [****]/€[****], [****]/€[****], and [****]/€[****]; and
(ii) for [****] or more batches, per 1,000 tablets: [****]/€[****], [****]/€[****], and [****]/€[****].

Notwithstanding the above, the Parties acknowledge and agree that these costs remain subject to [****] and such other increases that are specified under the Agreement.

18.Section 9.1 of the Supply Agreement is hereby deleted and replaced in its entirety by the following:

9.1 Term. The term of this Agreement (the “Term”) will commence on the Effective Date and will continue, unless otherwise agreed by the Parties in writing, until December 31st, 2023.

19.	Section 9.5 of the Supply Agreement is hereby deleted and replaced in its entirety by the following:

9.5 Effects of Termination. Upon expiration or termination of this Agreement, VIVUS shall manufacture and supply, and Purchaser shall purchase from VIVUS (a) any and all quantities of Product or API ordered by Purchaser pursuant to this Agreement prior to the date on which such notice is given, for the applicable Price (“Ordered Product”), and (b) any and all materials held by VIVUS or MTPC (or any other Third Party manufacturer of Product) for exclusive use in the manufacture of Compound, API or bulk Product based on binding part of the Forecasts provided by Purchaser, for an amount equal to the [****] with respect to such materials (“Required Materials”). Termination or expiration of this Agreement will not relieve any outstanding obligations due hereunder prior to the termination or expiration, including, without limitation, Purchaser’s Minimum Purchase Obligations hereunder; provided, however, that following a termination pursuant to Section 9.2 or Section 9.3 VIVUS shall not be obligated to supply Product or API and shall have the right to receive [****].

20.	Section 9.6 of the Supply Agreement is hereby deleted and replaced in its entirety by the following:

9.6 Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to the effective date of such expiration or termination. The following sections shall survive the termination or expiration of this Agreement for any reason: 1 (any relevant definitions), 2.4, 3 (solely in relation to Product sold prior to expiration or termination of this Agreement or in relation to Product or other materials sold pursuant to Section 9.5), 4.2, 4.3, 8.1, 9.5, 9.6, and 10-16.

21.

The Parties acknowledge and agree that (a) except as expressly provided in this Amendment, each of the License Agreement and Supply Agreement shall remain unmodified and in full force and effect and (b) other than this Amendment, no other binding alteration, amendment, change or addition to the License Agreement and/or Supply Agreement exists as of the Amendment Effective Date.

22.

This Amendment may be executed in one (1) or more counterparts, including by facsimile or other electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment in duplicate originals by their duly authorized officers as of the Amendment Effective Date.

VIVUS, INC.Berlin–Chemie Ag

By:    /s/ John L. SlebirBy:  /s/ Dr. Reinhard Uppenkamp

Name:  John L. SlebirName:  Dr. Reinhard Uppenkamp

Title:  SVP, General Counsel  Title:  Chairman of the Board

Date:  21 May 2019Date:

By:  /s/ Dr. Attilio Sebastio

Name:  Dr. Attilio Sebastio

Title:  CFO

Date: